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                                                                    EXHIBIT 21.1



                        SUBSIDIARIES OF THE REGISTRANT


                                                  STATE OR OTHER JURISDICTION OF
SUBSIDIARY                                         INCORPORATION OR ORGANIZATION
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Ironside Technologies Europe Ltd................................  United Kingdom